Exhibit 99.1

Consolidated Financial Statements and Report of

Independent Certified Public Accountants

Telephonics Corporation and Subsidiaries

(An indirect, wholly-owned subsidiary of Griffon Corporation)

September 30, 2021

Telephonics Corporation and Subsidiaries

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Telephonics Corporation and Subsidiaries

Opinion

We have audited the consolidated financial statements of Telephonics Corporation and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of September 30, 2021, and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2006.

New York, New York

September 8, 2022

TELEPHONICS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in thousands)

September 30, 2021
CURRENT ASSETS
Cash and equivalents	$2,181
Accounts receivable, net of allowances of $249	42,020
Contract assets	67,355
Inventories	80,191
Prepaid and other current assets	4,457

Total Current Assets	196,204
PROPERTY, PLANT AND EQUIPMENT, net	45,371
OPERATING LEASE RIGHT-OF-USE ASSETS	1,167
GOODWILL	17,734
INTANGIBLE ASSETS, net	131
OTHER ASSETS	5,630

Total Assets	$266,237

CURRENT LIABILITIES
Accounts payable	$29,227
Contract liabilities	29,210
Accrued liabilities	15,226
Current portion of operating lease liabilities	287

Total Current Liabilities	73,950
LONG-TERM OPERATING LEASE LIABILITIES	867
OTHER LIABILITIES	4,944

Total Liabilities	79,761

COMMITMENTS AND CONTINGENCIES - See Note 16

SHAREHOLDER’S EQUITY
Common stock, no par value, authorized 200 shares, issued 200 shares	—
Net Parent Investment	(108,739)
Retained earnings	295,222
Accumulated other comprehensive loss	(7)

Total Shareholder’s Equity	186,476

Total Liabilities and Shareholder’s Equity	$266,237

The accompanying notes to consolidated financial statements are an integral part of these statements.

TELEPHONICS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDER’S EQUITY

For the Year Ended September 30, 2021

	COMMON STOCK		NET PARENT INVESTMENT	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	TOTAL
(in thousands)	SHARES	PAR VALUE
Balance at September 30, 2020	200	—	$(63,283)	$291,870	$(20)	$228,567
Net income	—	—	—	3,352	—	3,352
Translation of foreign financial statements	—	—	—	—	13	13
Net Parent Investment	—	—	(45,456)	—	—	(45,456)

Balance at September 30, 2021	200	—	$(108,739)	$295,222	$(7)	$186,476

The accompanying notes to consolidated financial statements are an integral part of these statements.

TELEPHONICS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands)

Year Ended September 30, 2021
Revenue	$271,060
Cost of goods and services	232,075

Gross profit	38,985
Selling, general and administrative expenses	41,402

Income (loss) from operations	(2,417)
Other income
Interest income	117
Gain on sale of business	5,291
Other, net	36

Total other income, net	5,444

Income before taxes	3,027
Benefit for income taxes	325

Net income	$3,352

Other comprehensive income, net of taxes:
Foreign currency translation adjustments	13

Comprehensive income, net	$3,365

The accompanying notes to consolidated financial statements are an integral part of these statements.

TELEPHONICS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

Year Ended September 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,352
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,426
Asset impairment charges - restructuring	5,601
Deferred income taxes	(1,334)
Gain on sale of business	(5,291)
Change in assets and liabilities, net of assets and liabilities acquired:
Decrease in accounts receivable and contract assets, net	22,327
Decrease in inventories	4,794
Decrease in prepaid and other assets	3,450
Decrease in accounts payable, accrued liabilities, income taxes payable and operating lease liabilities	(4,687)

Net cash provided by operating activities	38,638

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(10,343)
Proceeds from sale of business, net	14,345

Net cash provided by investing activities	4,002

CASH FLOWS FROM FINANCING ACTIVITIES:
Net parent investment	(45,456)

Net cash used in financing activities	(45,456)

Effect of exchange rate changes on cash and equivalents	(381)

NET DECREASE IN CASH AND EQUIVALENTS	(3,197)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	5,378

CASH AND EQUIVALENTS AT END OF PERIOD	$2,181

The accompanying notes to consolidated financial statements are an integral part of these statements.

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

NOTE 1 – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

About Telephonics Corporation

Telephonics Corporation (the “Company”, “Telephonics”, “we” or “us”), founded in 1933, is recognized globally as a leading provider of highly sophisticated intelligence, surveillance and communications solutions for defense, aerospace and commercial customers. Telephonics designs, develops, manufactures and provides logistical support and lifecycle sustainment services to defense, aerospace and commercial customers worldwide. In 2021, approximately 69% of sales were to the U.S. Government and agencies thereof, as a prime contractor or subcontractor, 26% to international customers and 5% to U.S. commercial customers. Telephonics is headquartered in Farmingdale, New York and currently has approximately 700 employees.

Basis of Presentation

As of September 30, 2021, Telephonics was an indirect, wholly-owned subsidiary of Griffon Corporation (the “Parent Corporation” or “Griffon”). Telephonics has historically operated as a reportable segment of Griffon and not as a stand-alone entity. These financial statements present the carve-out historical financial position, results of operations, and cash flows of Telephonics as if it had operated on a stand-alone basis subject to Griffon’s control and includes all accounts of Telephonics and its subsidiaries on a consolidated basis. Intercompany transactions, profits and balances among Telephonics and its subsidiaries have been eliminated. These financial statements were derived from Telephonics’ historical financial statements and accounting records and have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

As a business unit of Griffon, Telephonics utilizes Griffon for treasury, tax, internal audit and financial reporting services which are allocated to Telephonics based on actual costs and Telephonics’ relative level of usage. Additionally, Telephonic is charged a portion of Griffon’s general corporate costs through a Management Services Agreement. These costs are reflected in the financial statements.

Background

All intercompany balances and contributions between the Company and the Parent Corporation are shown in Equity on the balance sheet as Net Parent Investment in the Company. Changes in the cumulative balance are included in Net Parent Investment in the financing activities section of the statements of cash flows.

The Company participates in Griffon’s centralized cash management and financing programs. As such, cash receipts are transferred to centralized accounts and maintained by Griffon. As cash is disbursed and received by Griffon, it is accounted for by the Company through its Net Parent Investment. All short- and long-term debt financed by Griffon identifies Griffon as the legal obligor. Through the normal course of business Griffon has pledged its subsidiaries assets, including the Company’s, to secure its financing. None of the debt is specific to the Company and upon separation of the Company from Griffon, the Company’s assets will be released. Once separation has occurred the Company’s assets will not secure any of Griffon’s debt nor will Griffon guarantee any of the Company’s future debt obligations as a standalone company.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. These estimates may be adjusted due to changes in economic, industry or customer financial conditions, as well as changes in technology or demand. Significant estimates include expected loss allowances for doubtful accounts receivable and returns, net realizable value of inventories, restructuring reserves, valuation of goodwill and intangible assets, sales, profits and loss recognition for performance obligations satisfied over time, useful lives associated with depreciation and amortization of intangible and fixed assets, warranty reserves, income taxes and tax valuation reserves, legal reserves, and insurance reserves. These estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from these estimates.

Fair value of financial instruments

The carrying values of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term nature of such instruments.

The fair value hierarchy, as outlined in the applicable accounting guidance, establishes a fair value hierarchy that requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. The accounting guidance establishes three levels of inputs that may be used to measure fair value, as follows:

•	Level 1 inputs are measured and recorded at fair value based upon quoted prices in active markets for identical assets.

•

Level 2 inputs include inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of assets or liabilities.

•	Level 3 inputs are unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Revenue Recognition

The Company recognizes revenue when performance obligations identified under the terms of contracts with its customers are satisfied. Refer to Note 2 for a detail discussion.

Accounts receivable, expected loss allowance for doubtful accounts and concentrations of credit risk

Accounts receivable is composed principally of trade accounts receivable, that arise from the sale of goods or services on account and is stated at historical cost. As a percentage of consolidated accounts receivable, 69% were to U.S. Government prime or subcontractors. Telephonics performs continuing evaluations of the financial condition of its U.S. Government prime or subcontractors, and although Telephonics generally does not require collateral, letters of credit may be required from customers in certain circumstances.

Trade accounts receivables are recorded at the stated amount, less expected loss allowance for doubtful accounts. The expected loss allowance represents estimated uncollectible receivables associated with potential defaults on contractual obligations (usually due to customers’ potential insolvency). The expected losses allowance includes amounts for certain customers where a risk of default has been specifically identified, as well as an amount for customer defaults based on a formula when it is determined the

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

risk of some default is probable and estimable but cannot yet be associated with specific customers. The provision related to the expected loss allowance for doubtful accounts is recorded in Selling, general and administrative (“SG&A”) expenses. The Company writes-off accounts receivable when they are deemed to be uncollectible.

All accounts receivable amounts are expected to be collected in less than one year. Refer to Note 7 for further details.

Contract Assets and Contract Liabilities

Contract assets include unbilled contract receivables related to long-term contracts for which sales and profits are recognized using the percentage-of-completion cost-to-cost method of revenue recognition and the amount of revenue recognized exceeds the amounts billed to the customer. Contract assets are recorded at the net amount expected to be billed and collected. Contract assets are classified as current and include amounts that may be billed and collected beyond one year due to the long-cycle nature of some contracts. Contract liabilities include advance payments and billings in excess of the revenue recognized. Contract liabilities are classified as current. Contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period.

Inventories

Inventories are stated at the lower of cost (determined by the average cost method) or net realizable value. A provision for excess, obsolete or inactive inventory is recorded based upon an analysis that considers current inventory levels, historical usage patterns and future revenue expectations. Inventories consist of raw materials and supplies, and work-in-process, which includes production costs (direct labor, materials, other direct costs and overhead). In addition, the Company may capitalize manufacturing costs incurred to fulfill a contract in advance of the contract being awarded as work-in-process to the extent it is determined that the costs relate directly to a contract, or to an anticipated contract that can be specifically identified and contract award is probable, and the costs are recoverable. Capitalized pre-contract costs are amortized to expense consistent with the pattern of transfer of the associated performance obligation.

Property, plant and equipment

Property, plant and equipment include the historic cost of land, buildings, equipment and significant improvements to existing plant and equipment. Expenditures for maintenance, repairs and minor renewals are expensed as incurred. No event or indicator of impairment occurred during the year ended September 30, 2021, which would require impairment testing of property, plant and equipment.

Depreciation expense was $10,321 for the year ended September 30, 2021 and was calculated on a straight-line basis over the estimated useful lives of the assets. Depreciation included in SG&A expense was $5,500 for the year ended September 30, 2021. The remaining components of depreciation, attributed to engineering and manufacturing operations, are included in Cost of goods sold. Estimated useful lives for property, plant and equipment are as follows: buildings and building improvements, 25 to 40 years; machinery and equipment, 2 to 10 years and leasehold improvements, over the term of the lease or life of the improvement, whichever is shorter.

Goodwill

Goodwill represents the excess of the cost of net assets acquired in business combinations over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed in a business combination. The Company reviews goodwill for impairment at least annually in the fourth quarter, or more frequently whenever events or circumstances change that would more

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

likely than not reduce the fair value of its reporting units below the carrying amount. Such events or changes in circumstance include significant deterioration in overall economic conditions, changes in the business climate in which the Company operates, operating performance indicators, or when some portion of the Company is disposed of or classified as held for sale.

The Company is a single reporting unit for goodwill purposes.

The Company uses both qualitative and quantitative approaches when testing goodwill for impairment. When determining the approach to use, the Company considers the current facts and circumstances, as well as the excess of estimated fair value over carrying value based on our most recent quantitative assessment. In addition, the qualitative approach evaluates industry and market conditions and various events that impact goodwill including, but not limited to, macroeconomic conditions, changes in the business environment and other specific events and circumstances. If, based on the qualitative assessment, we determine that it is more likely than not that the fair value is greater than its carrying value, then a quantitative assessment is not necessary. However, if a quantitative assessment is necessary, an income approach methodology of valuation that includes the present value of expected future cash flows is used.

The Company performed a qualitative assessment as of September 30, 2021, as the estimated fair values significantly exceeded the carrying value based on our most recent quantitative assessment, which was performed as of March 31, 2020. Our qualitative assessment determined that indicators that the fair value of each reporting unit was less than the carrying value were not present.

Leases

The Company recognizes right-of-use (“ROU”) assets and lease liabilities on the balance sheet, with the exception of leases with a term of twelve months or less. The Company determines if an arrangement is a lease at inception. The ROU assets and short and long-term liabilities associated with our operating leases are shown as separate line items on our Consolidated Balance Sheet. The Company has no finance leases. ROU assets, along with any other related long-lived assets, are periodically evaluated for impairment. Refer to Note 16 for further details.

Income taxes

Income taxes are accounted for under the liability method. Deferred taxes reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts. The carrying value of the Company’s deferred tax assets is dependent upon the Company’s ability to generate sufficient future taxable income in certain tax jurisdictions. Should the Company determine that it is more likely than not that some portion of the deferred tax assets will not be realized, a valuation allowance against the deferred tax assets would be established in the period such determination was made.

Income taxes as presented are calculated on a separate tax return basis although the Company’s U.S. operations have historically been included in the Parent’s federal and certain state income tax returns. The Company’s non-U.S. income tax filings have historically been filed on a stand-alone basis.

The accounting for uncertainty in income taxes requires a more-likely-than-not threshold for financial statement recognition of tax positions taken or expected to be taken in a tax return. The Company records, as needed, a liability for the difference between the benefit recognized for financial statement purposes and the tax position taken or expected to be taken on our tax return. To the extent that the assessment of such tax positions changes, the change in estimate is recorded in the period in which the determination is made. At September 30, 2021 the Company believes it has appropriately accounted for all unrecognized tax benefits. As of September 30, 2021, the Company has recorded no unrecognized tax benefits. Accrued interest and penalties related to income tax matters are recorded in the provision for income taxes.

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

Research and Development

Independent research and development (IRAD) costs sponsored by the Company are allocated to customer contracts as part of general and administrative overhead costs and generally recoverable on U.S. Government contracts in accordance with U.S. Government procurement regulations and are specifically excluded from research and development accounting standards. Research and development costs that are not recoverable on U.S. Government contracts are accounted for in accordance with research and development accounting standards and are expensed to general and administrative expenses as incurred. The total research and development expenses incurred for fiscal years ended September 30, 2021 was $6,608.

Customer-funded research and development costs are incurred pursuant to contracts to perform research and development activities according to customer specifications. These direct contract costs are charged to cost of sales when the corresponding revenue is recognized, which is generally as the research and development services are performed.

Risk, retention and insurance

The Company’s property and casualty insurance programs contain various deductibles that, based on the Company’s experience, are typical and customary for a company of its size and risk profile. The Company generally maintains deductibles for claims and liabilities related primarily to workers’ compensation, general, product and automobile liability as well as property damage and business interruption losses resulting from certain events. The Company does not consider any of the deductibles to represent a material risk to the Company. The Company accrues for claim exposures that are probable of occurrence and can be reasonably estimated. Insurance is maintained to transfer risk beyond the level of self-retention and provides protection on both an individual claim and annual aggregate basis.

Offset Agreements

Telephonics may enter into industrial cooperation agreements, sometimes referred to as offset agreements, as a condition to obtaining orders for its products and services from customers in foreign countries. These agreements promote investment in the country, and may be satisfied through activities that do not require the Company to use its cash, including transferring technology, providing manufacturing and other consulting support. These agreements may also be satisfied through the use of cash for such activities as purchasing supplies from in-country vendors, setting up support centers, research and development investments, acquisitions and building or leasing facilities for in-country operations, if applicable. The amount of the offset requirement is determined by contract value awarded and negotiated percentages with customers. At September 30, 2021, Telephonics had outstanding offset agreements totaling approximately $35,000, some of which extend through 2029. Offset programs usually extend over several years and in some cases provide for penalties in the event the Company fails to perform in accordance with contract requirements. Historically, Telephonics has not been required to pay any such penalties.

NOTE 2 – REVENUE

The Company recognizes revenue when performance obligations identified under the terms of contracts with its customers are satisfied. A performance obligation is a promise in a contract to transfer a distinct good or service, or a bundle of goods or services, to the customer, and is the unit of accounting. A contract with a customer is an agreement which both parties have approved, that creates enforceable rights and obligations, has commercial substance and with respect to which payment terms are identified and collectability is probable. Once the Company has entered into a contract or purchase order, it is evaluated to identify performance obligations. For each performance obligation, revenue is recognized when control of the promised products is transferred to the customer, or services are satisfied under the contract or purchase order, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services (the transaction price). The transfer of control occurs either at a point in time or over time.

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when each performance obligation is satisfied. A majority of the Company’s contracts have a single performance obligation which represents, in most cases, the product being sold to the customer. To a lesser extent, some contracts include multiple performance obligations. These contracts require judgment in determining the number of performance obligations. For contracts with multiple performance obligations, judgment is required to determine whether performance obligations specified in these contacts are distinct and should be accounted for as separate revenue transactions for recognition purposes. In these types of contracts, the Company allocates the total transaction price to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation. The Company uses an observable price to determine the stand-alone selling price for separate performance obligations or a cost-plus margin approach when one is not available.

Approximately 80% of the Company’s performance obligations are recognized over time and relate to prime or subcontractors from contract awards with the U.S. Government, as well as foreign governments and other commercial customers. Revenue recognized over time are generally accounted for using an input measure to determine progress completed at the end of the period. We believe that cumulative costs incurred to date as a percentage of estimated total contract costs at completion (cost-to-cost method) is an appropriate measure of progress towards satisfaction of performance obligations recognized over time, as it most accurately depicts the progress of our work and transfer of control to our customers.

The Company earns a substantial portion of its revenue as either a prime contractor or subcontractor from contract awards with the U.S. Government, as well as foreign governments and other commercial customers to design, develop and manufacture highly sophisticated intelligence, surveillance and communications solutions. These contracts are typically long-term in nature, usually greater than one year, and do not include a material long-term financing component, either implicitly or explicitly. Revenue and profits from such contracts are recognized over time as work is performed because control of the work in process transfers continuously to the customer. For U.S. Government contracts, the continuous transfer of control to the customer is supported by contract clauses that provide for: (i) progress or performance-based payments or (ii) the unilateral right of the customer to terminate the contract for convenience, in which case the Company has the right to receive payment for costs incurred plus a reasonable profit for products and services that do not have alternative use to the Company. Foreign government and certain commercial contracts contain similar termination for convenience clauses, or we have a legally enforceable right to receive payment for costs incurred and a reasonable profit for product or services that do not have alternative use to us. Revenue and profits that include performance obligations satisfied over time are recorded at amounts equal to the ratio of actual cumulative costs incurred divided by total estimated costs at completion, multiplied by the total estimated contract revenue, less the cumulative revenue recognized in prior periods. The profit recorded on a contract using this method is equal to the current estimated total profit margin multiplied by the cumulative revenue recognized, less the amount of cumulative profit previously recorded for the contract in prior periods.

Under the terms of certain contracts with the U.S. Government and its prime or subcontractors, the Company is entitled to receive progress payments as costs are incurred or performance-based payments upon the achievement of predetermined performance milestones. Unliquidated progress or performance-based payments arise from fixed-price type contracts with the U.S. Government and its prime or subcontractors that contain progress or performance-based payment clauses and represent payments on invoices that have been collected in cash but have not yet been liquidated. Progress payment invoices are billed to the customer as contract costs are incurred at an amount generally equal to 80% of incurred costs. Performance based payments are billed to the customer upon the achievement of predetermined performance milestones at amounts not to exceed 90% of contract price. Unliquidated progress or performance-based payments are liquidated as deliveries or other contract performance milestones are completed, at an amount equal to a percentage of the contract sales price for the items delivered or work performed, based on a contractual liquidation rate. The portion of payments retained by the customer until final contract settlement is not considered a significant financing component because the intent is to protect the customer from failure to adequately complete some or all of

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

the obligations under the contract. Payments received from customers in advance of revenue recognition are not considered a significant financing component because they are used to meet working capital demands that can be higher in the early stages of a contract.

Accounting for the sales and profits on performance obligations for which progress is measured using the cost-to-cost method relies on the substantial use of estimates and these projections may be revised throughout the life of a contract. Components that are estimated include gross profit margin and total costs at completion. The cost performance and estimates to complete long-term contracts are reviewed, at a minimum, on a quarterly basis, as well as when information becomes available that would necessitate a review of the current estimate. Adjustments to estimates for a contract’s estimated costs at completion and estimated profit or loss are often required as experience is gained, more information is obtained (even though the scope of work required under the contract may or may not change) and contract modifications occur. The impact of such adjustments to estimates is made on a cumulative basis in the period when such information has become known. For the year ended September 30, 2021, income from operations included net unfavorable catch up adjustments approximating $5,769.

Under fixed-price contracts, the Company agrees to perform the specified work for a pre-determined price. To the extent actual costs vary from the estimates upon which the price was negotiated, more or less profit will be generated, or a loss could be incurred.

Cost-reimbursable type contracts provide for the payment of allowable costs incurred on the contract plus the estimated profit on those costs. The Company provides products and services under cost-plus-fixed-fee arrangements.

For contracts in which anticipated total costs exceed the total expected revenue, an estimated loss is recognized in the period when identifiable. A provision for the entire amount of the estimated loss is recorded on a cumulative basis, and is recorded as a reduction to gross margin on the Consolidated Statements of Operations and Comprehensive Income. Telephonics increased the estimated loss during the fiscal year ended September 30, 2021 by $6,668, primarily related to an unfavorable Long-Term Pricing Agreement for RDR -1600 weather radar systems, and unfavorable performance for communications systems on the KC-46 Tanker and JLTV (Joint Light Tactical Vehicle) contracts.

Contract modifications routinely occur to account for changes in contract specifications or requirements. Depending on the nature of the modification, we consider whether to account for the modification as an adjustment to the existing contract or as a separate contract. Contract modifications for goods or services that are not distinct are accounted for as part of the existing contract on a cumulative catch-up basis.

Revenue from performance obligations satisfied at a point in time are typically for goods that can be readily sold to other customers based on their nature and are recognized when the customer obtains control, which is generally upon delivery or acceptance.

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

Disaggregation of Revenue

A significant customer of the Company is the U.S. Government and its agencies and subcontractors, including Lockheed Martin and Boeing, and together account for approximately 69% of revenue. Revenue from contracts with customers is disaggregated by end markets and geographic location, as it more accurately depicts the nature and amount of the Company’s revenue. The following tables presents revenue disaggregated by end market and geographic location based on the location of the Company’s customer:

For the Year Ended September 30,
Revenue by End Market	2021
U.S. Government	$185,897
International	71,822
Commercial	13,341

Total	$271,060

For the Year Ended September 30,
Revenue by Geographic Area - Destination	2021
United States	$164,373
Asia	63,414
Europe	28,349
Canada	7,738
Australia	1,747
All other countries	5,439

Total	$271,060

Transaction Price Allocated to the Remaining Performance Obligations

At September 30, 2021, the Company had $352,200 of remaining performance obligations, which is also referred to as total backlog. The Company expects to recognize approximately 62% of our remaining performance obligations as revenue within one year, with the balance to be completed thereafter.

Backlog is defined as unfilled firm orders for products and services for which funding has been both authorized and appropriated by the customer or U.S. Congress, in the case of U.S. Government agencies. Backlog generally increases with bookings and converts into revenue as costs are incurred related to contractual commitments or the shipment of product. Given the nature of our business and a larger dependency on international customers, our bookings, and therefore the Company’s backlog, is impacted by the longer maturation cycles resulting in delays in the timing and amounts of such awards, which are subject to numerous factors, including fiscal constraints placed on customer budgets; political uncertainty; the timing of customer negotiations; and the timing of governmental approvals.

NOTE 3 – CONTRACT ASSETS

As of September 30, 2021, contract assets of $67,355 include unbilled contract receivables and are net of progress or performance-based payments of $13,782. Impairment losses related to contract assets were not material for the fiscal year ended September 30, 2021. At September 30, 2021, approximately $10,000 of contract assets were expected to be collected after one year.

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

NOTE 4 – DISPOSITIONS

On December 18, 2020, the Company completed the sale of its Systems Engineering Group, Inc. (“SEG”) business for $15,000, subject to customary closing net working capital adjustments. SEG provides sophisticated, highly technical engineering and analytical support to the Missile Defense Agency and various U.S. military commands. The Company recorded a pre-tax gain of $5,291 during the fiscal year ended September 30, 2021 related to the divestiture of SEG. The sale does not represent a strategic shift that will have a major effect on operations and financial results.

NOTE 5 – INVENTORIES

Inventories consists of the following components:

At September 30, 2021
Raw materials and supplies	$39,978
Work in process, net of $700 of progress payments	40,213

Total	$80,191

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

The following table details the components of property, plant and equipment, net:

At September 30, 2021
Land, building and building improvements	$1,920
Machinery and equipment	102,131
Leasehold improvements	16,756

120,807
Accumulated depreciation and amortization	(75,436)

Total	$45,371

For the year ended September 30, 2021, depreciation expense for property, plant and equipment was $10,321 of which $5,500 was included in SG&A expenses. The remaining components of depreciation, attributable to manufacturing, engineering and operations, are included in Cost of goods and services.

Capitalized interest costs included in property, plant and equipment were $334 for the year ended September 30, 2021. Capitalized interest is amortized over the related assets useful life.

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

NOTE 7 – CREDIT LOSSES

Effective October 1, 2020, the Company adopted accounting guidance related to accounting for credit losses on financial instruments, including trade receivables (ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments). The guidance requires companies to consider forward-looking information to estimate expected credit losses, resulting in earlier recognition of losses for receivables that are current or not yet due, which were not considered under the previous accounting guidance.

The Company is exposed to credit losses primarily through sales of products and services. Trade receivables are recorded at their stated amount, less allowances for doubtful accounts. The Company’s expected loss allowance methodology for trade receivables is primarily based on the aging method of the accounts receivables balances and the financial condition of its customers. The allowances represent estimated uncollectible receivables associated with potential customer defaults on contractual obligations (usually due to customers’ potential insolvency). The allowance for doubtful accounts includes amounts for certain customers in which a risk of default has been specifically identified, as well as an amount for customer defaults, based on a formula, when it is determined the risk of some default is probable and estimable, but cannot yet be associated with specific customers. The provision related to the allowance for doubtful accounts is recorded in SG&A expenses.

The Company also considers current and expected future economic and market conditions, such as the COVID-19 pandemic, when determining any estimate of credit losses. Generally, estimates used to determine the allowance are based on assessment of anticipated payment and all other historical, current and future information that is reasonably available. All accounts receivable amounts are expected to be collected in less than one year.

The following table provides a roll-forward of the allowance for credit losses that is deducted from the amortized cost basis of accounts receivable to present the net amount expected to be collected:

Beginning Balance, October 1, 2020	$327
Recovery for expected credit losses	(78)

Ending Balance, September 30, 2021	$249

NOTE 8 – GOODWILL AND OTHER INTANGIBLES

The following table provides changes in the carrying value of goodwill during the year ended September 30, 2021:

At September 30, 2020	$18,545
SEG Divestiture (a)	(811)

At September 30, 2021	$17,734

(a)	Refer to Note 4

The following table provides the gross carrying value and accumulated amortization for each major class of intangible assets:

	At September 30, 2021
	Gross Carrying Amount	Accumulated Amortization	Average Life (Years)
Technology and patents	6,022	5,891	13

Amortization expense for intangible assets was $105 for the year ended September 30, 2021. Amortization expense for the next fiscal year and thereafter, based on current intangible balances and classifications, is estimated as follows: 2022 - $105; thereafter - $26.

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

The Company determined that there was no impairment to either its goodwill or indefinite-lived intangible assets at September 30, 2021. Refer to Note 1, for additional information on the Company’s Goodwill and Goodwill and indefinite-lived intangibles annual impairment testing.

NOTE 9 – ACCRUED LIABILITIES

The following table details the components of accrued liabilities:

At September 30, 2021
Compensation	$3,092
Warranties and rebates	3,834
Insurance	1,418
Payroll taxes	4,714
Other	2,168

Total	$15,226

NOTE 10 – INCOME TAXES

Income taxes have been based on the following components of Income before taxes:

For the Year Ended September 30, 2021
Domestic	$2,804
Non-U.S.	223

$3,027

Provision (benefit) for income taxes on income was comprised of the following:

For the Years Ended September 30, 2021
Current	$1,009
Deferred	(1,334)

Total	$(325)

U.S. Federal	$(536)
State and local	52
Non-U.S.	159

Total tax benefit	$(325)

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

Differences between the effective income tax rate applied to Income before taxes and the U.S. Federal income statutory rate were as follows:

For the Years Ended September 30, 2021
U.S. Federal income tax provision (benefit) rate	21.0%
State and local taxes, net of Federal benefit	2.1
Non-U.S. taxes	7.4
Valuation allowance	1.6
Other non-deductible/non-taxable items, net	1.8
Research credits	(5.2)
Disposition of subsidiary	(42.5)
Other	3.1

Effective tax benefit rate	(10.7)%

The tax effect of temporary differences that give rise to future deferred tax assets and liabilities are as follows:

At September 30, 2021
Deferred tax assets:
Bad debt reserves	$54
Inventory reserves	5,255
Deferred compensation (equity compensation and defined benefit plans)	631
Compensation benefits	455
Warranty reserve	826
Lease liabilities	248
Net operating loss	47
Tax credits	1,265
Other reserves and accruals	780

9,561
Valuation allowance	(1,313)

Total deferred tax assets	8,248
Deferred tax liabilities:
Goodwill and intangibles	(2,402)
Property, plant and equipment	(6,584)
Right-of-use assets	(251)

Total deferred tax liabilities	(9,237)

Net deferred tax liabilities	$(989)

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

The components of the net deferred tax liability, by balance sheet account, were as follows:

At September 30, 2021
Other assets	$—
Other liabilities	(989)

Net deferred liability	$(989)

At September 30, 2021, the Company had no loss carryforwards for U.S. tax purposes and $230 for non-U.S. tax purposes. The non-U.S. loss carryforwards do not expire and have indefinite carryfoward. The Company has substantially ceased operations in jurisdictions with non-U.S. loss carryforwards and believes it is more likely than not that these benefits will not be realized. In recognition of this risk, the Company has provided a full valuation allowance as of September 30, 2021 on these deferred tax asset. As it becomes probable that the benefits of these attributes will be realized, the reversal of valuation allowance will be recognized as a reduction of income tax expense.

At September 30, 2021, the Company had no state and local loss carryforwards.

At September 30, 2021, the Company had no federal tax credit carryforwards.

In addition, the Company has $1,265 of certain state tax attributes that the Company believes are more likely than not that the benefit will not be realized. In recognition of this risk, the Company has provided a full valuation allowance as of September 30, 2021 on these deferred tax assets. As it becomes probable that the benefits of these attributes will be realized, the reversal of valuation allowance will be recognized as a reduction of income tax expense.

The Company files as part of the Parent’s consolidated U.S. Federal, state and local tax returns, as well as applicable returns in Sweden and India. The Parent’s U.S. Federal income tax returns are no longer subject to income tax examination for years before 2017. Major U.S. state and other non-U.S. jurisdictions are no longer subject to income tax examinations for years before 2016.

At September 30, 2021, the Company had no unrecognized tax benefits. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits in income tax expense. At September 30, 2021, there were no accrued interest and penalties related to tax positions taken or to be taken on the Company’s tax returns. The Company believes that it has adequately provided for all open tax years by tax jurisdiction.

NOTE 11 – EMPLOYEE BENEFIT PLANS

The Company offers defined contribution plans to its union and non-union U.S. employees. In addition to employee contributions to the plans, the Company makes contributions based upon various percentages of compensation and/or employee contributions, which were $3,482 in 2021.

The Company offers a non qualified Supplemental Executive Retirement Plan (“SERP”) for a certain select group of management and highly compensated individuals that provides for Company elective contributions and employee deferral of base salary and annual performance bonus. A plan participant is 100% vested in their respective accounts. At September 30, 2021, the Plan obligations and assets were $1,864. Upon a change in control, as defined, the plan assets shall be distributed.

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

NOTE 12 – RECENT ACCOUNTING PRONOUNCEMENTS

Newly issued but not yet effective accounting pronouncements

In December 2019, the FASB issued guidance on simplifying the accounting for income taxes by clarifying and amending existing guidance related to the recognition of franchise tax, the evaluation of a step up in the tax basis of goodwill, and the effects of enacted changes in tax laws or rates in the effective tax rate computation, among other clarifications. The effective date of adoption of this ASU is the Company’s fiscal year beginning October 1, 2021 with early adoption permitted. The adoption of this guidance is not expected to have a material impact on our consolidated financial statements and the related disclosures.

New Accounting Standards Implemented

In April 2019, the FASB issued guidance relating to accounting for credit losses on financial instruments, including trade receivables, and derivatives and hedging. This guidance was effective for the Company beginning in fiscal 2021. Adoption of this standard did not have a material impact on our consolidated financial statements and the related disclosures.

In August 2018, the FASB issued guidance which modifies the disclosures on fair value measurements by removing the requirement to disclose the amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy and the policy for timing of such transfers. This guidance expands the disclosure requirements for Level 3 fair value measurements, primarily focused on changes in unrealized gains and losses included in other comprehensive income (loss). This guidance was effective for the Company beginning in fiscal 2021. Adoption of this standard did not have a material impact on our consolidated financial statements and the related disclosures.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements, and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 13 – RESTRUCTURING CHARGES

In September 2020, a Voluntary Employee Retirement Plan was initiated, which was subsequently followed by a reduction in force in November 2020, to improve efficiencies by combining functions and responsibilities. The combined actions resulted in severance charges of approximately $4,301, with $2,120 recognized for the year ended September 30, 2020, and the remaining $2,181 was recognized during the year ended September 30, 2021. These actions reduced headcount by approximately 90 people.

In addition, charges of $5,601 were recorded during the year ended September 30, 2021, primarily related to exiting our older weather radar product lines.

A summary of the restructuring and other related charges included in Cost of goods and services and Selling, general and administrative expenses in the Company’s Consolidated Statements of Operations were as follows:

For the Year Ended September 30, 2021
Cost of goods and services	$5,885
Selling, general and administrative expenses	1,897

Total restructuring charges	$7,782

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

For the Year Ended September 30, 2021
Personnel related costs	$2,181
Non-cash facility and other	5,601

Total	$7,782

The following table summarizes the accrued liabilities of the Company’s restructuring actions:

	Cash Charges	Non-Cash
	Personnel related costs	Facility and Other Costs	Total
Accrued liability at September 30, 2020	$2,120	$—	$2,120
Restructuring charges	2,181	5,601	7,782
Cash payments	(4,301)	—	(4,301)
Non-cash charges	—	(5,601)	(5,601)

Accrued liability at September 30, 2021	$—	$—	$—

NOTE 14 – WARRANTY LIABILITY

Telephonics offers warranties against product defects for periods generally ranging from one to two years, depending on the specific product and terms of the customer purchase agreement. Typical warranties require the Company to repair or replace the defective products during the warranty period at no cost to the customer. At the time revenue is recognized, the Company records a liability for warranty costs, estimated based on historical experience, and periodically assesses its warranty obligations and adjusts the liability as necessary.

Changes in the Company’s warranty liability, included in Accrued liabilities, were as follows:

For the Year Ended September 30, 2021
Balance, beginning of period	$4,575
Warranties issued and changes in estimated pre-existing warranties	4,052
Actual warranty costs incurred	(4,793)

Balance, end of period	$3,834

NOTE 15 — LEASES

The Company recognizes right-of-use (“ROU”) assets and lease liabilities on the balance sheet, with the exception of leases with a term of twelve months or less. The Company determines if an arrangement is a lease at inception. The ROU assets and short and long-term liabilities associated with our Operating leases are shown as separate line items on our Consolidated Balance Sheets. The Company has no finance leases. ROU assets, along with any other related long-lived assets, are periodically evaluated for impairment.

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The Company uses the implicit rate when readily determinable. Our determination of the lease term may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

For operating leases, fixed lease payments are recognized as operating lease cost on a straight-line basis over the lease term. For finance leases and impaired operating leases, the ROU asset is depreciated on a straight-line basis over the remaining lease term, along with recognition of interest expense associated with accretion of the lease liability. For leases with a lease term of 12 months or less (a “Short-term” lease), any fixed lease payments are recognized on a straight-line basis over such term, and are not recognized on the Consolidated Balance Sheets. Variable lease costs, if any, is recognized as incurred. The Company has lease agreements that contain both lease and non-lease components. Components of operating lease costs are as follows:

For the Year Ended September 30, 2021
Fixed (a)	$3,218
Variable (b), (c)	580
Short-term (c)	180

Total	$3,978

(a)	Includes $1,848 of rent expense paid to the Parent.
(b)	Primarily relates to volume and usage.
(c)	Not recorded on the balance sheet.

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

Supplemental cash flow information were as follows:

For the Year Ended September 30, 2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,445

Supplemental Consolidated Balance Sheet information related to leases were as follows:

At September 30, 2021
Right-of-use assets	$1,167

Lease Liabilities:
Current portion of operating lease liabilities	$287
Long-term operating lease liabilities	867

Total operating lease liabilities	$1,154

The aggregate future maturities of lease payments for operating leases as of September 30, 2021 are as follows (in thousands):

2022	$329
2023	233
2024	140
2025	137
2026	137
Thereafter	399

Total lease payments	1,375
Less: Imputed Interest	(221)

Present value of lease liabilities	$1,154

Average lease terms and discount rates for operating leases at September 30, 2021 were as follows:

Weighted-average remaining lease term (years)	6.98
Weighted-average discount rate	4.16%

NOTE 16 — COMMITMENTS AND CONTINGENCIES

U.S. Government investigations and claims

Defense contracts and subcontracts are subject to audit and review by various agencies and instrumentalities of the United States government, including among others, the Defense Contract Audit Agency, the Defense Criminal Investigative Service, and the Department of Justice which has responsibility for asserting claims on behalf of the U.S. Government.

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ending September 30)

In general, departments and agencies of the U.S. Government have the authority to investigate various transactions and operations of the Company and its Parent Corporation, and the results of such investigations may lead to administrative, civil or criminal proceedings, the ultimate outcome of which could be fines, penalties, repayments or compensatory or treble damages. U.S. Government regulations provide that certain findings against a contractor may lead to suspension or debarment from future U.S. Government contracts or the loss of export privileges for a company or an operating division or subdivision. Suspension or debarment could have a material adverse effect on Telephonics because of its reliance on government contracts.

General legal

The Company is subject to various laws and regulations relating to the protection of the environment and is a party to legal proceedings arising in the ordinary course of business. Management believes, based on facts presently known to it, that the resolution of the matters above and such other matters will not have a material adverse effect on Griffon’s consolidated financial position, results of operations or cash flows.

NOTE 17 — RELATED PARTIES

(a)	The Company has a Management Services Agreement with its Parent Corporation, management fees were $3,228 for the year ended September 30, 2021.

(b)

The Company has a tax sharing arrangement with its Parent Corporation that provides for reimbursement of income taxes paid by the Parent Corporation. Income taxes reimbursed to the Parent Corporation under this arrangement were $665 for the year ended September 30, 2021.

(c)

The Company reimburses its Parent Corporation for direct expenses paid or incurred on its behalf, including, among other things, insurance premiums and legal and accounting fees. Direct expenses were $5,694 for the year ended September 30, 2021.

(d)	The Company rents space from the Parent at the Company’s headquarters in Farmingdale, New York. Rent expense for the years ended September 30, 2021 was $1,848.

(e)

The Company has net intercompany balances and contributions from the Parent Corporation and Subsidiaries of the Parent Corporation in the amount of $(108,739) as of September 30, 2021. These amounts are shown in the equity section of the balance sheets as Net Parent Investment.

NOTE 18 — SUBSEQUENT EVENTS

On April 18, 2022, Griffon entered into a definitive agreement to sell Telephonics to TTM Technologies, Inc. for $330,000 in cash, and completed the sale on June 27, 2022.

The Company evaluated the financial statements for subsequent events through September 8, 2022, the date the financial statements were available to be issued. The Company is not aware of any other subsequent events that would require recognition and disclosure in the financial statements.

*****

Condensed Consolidated Financial Statements

Telephonics Corporation and Subsidiaries

(An indirect, wholly-owned subsidiary of Griffon Corporation)

As of March 31, 2022 and

For the Six Months Ended March 31, 2022

Telephonics Corporation and Subsidiaries

TELEPHONICS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

(Unaudited) March 31, 2022
CURRENT ASSETS
Cash and equivalents	$—
Accounts receivable, net of allowances of $301	48,652
Contract assets	46,869
Inventories	83,486
Prepaid and other current assets	5,043

Total Current Assets	184,050
PROPERTY, PLANT AND EQUIPMENT, net	42,280
OPERATING LEASE RIGHT-OF-USE ASSETS	993
GOODWILL	17,734
INTANGIBLE ASSETS, net	79
OTHER ASSETS	5,109

Total Assets	$250,245

CURRENT LIABILITIES
Bank overdraft	$3
Accounts payable	18,336
Contract liabilities	38,323
Accrued liabilities	16,227
Current portion of operating lease liabilities	223

Total Current Liabilities	73,112
LONG-TERM OPERATING LEASE LIABILITIES	766
OTHER LIABILITIES	2,892

Total Liabilities	76,770

COMMITMENTS AND CONTINGENCIES - See Note 15

SHAREHOLDER’S EQUITY

Common stock, no par value, authorized 200 shares, issued 200 shares	—
Net Parent Investment	(121,251)
Retained earnings	294,726
Accumulated other comprehensive loss	—

Total Shareholder’s Equity	173,475

Total Liabilities and Shareholder’s Equity	$250,245

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

1

TELEPHONICS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDER’S EQUITY

For the Six Months Ended March 31, 2022

(Unaudited)

	COMMON STOCK		NET PARENT INVESTMENT	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
(in thousands)	SHARES	PAR VALUE				TOTAL
Balance at September 30, 2021	200	—	(108,739)	295,222	(7)	186,476
Net income	—	—	—	(496)	7	(489)
Net Parent Investment	—	—	(12,512)	—	—	(12,512)

Balance at March 31, 2022	200	—	(121,251)	294,726	—	173,475

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

2

TELEPHONICS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(in thousands)

(Unaudited)
Six Months Ended March 31,
2022
Revenue	$110,266
Cost of goods and services	90,964

Gross profit	19,302
Selling, general and administrative expenses	19,822

Loss from operations	(520)
Other income (expense)
Interest income	2
Other, net	(102)

Total other expense, net	(100)

Loss before taxes	(620)
Benefit for income taxes	124

Net loss	$(496)

Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	7

Comprehensive loss, net	$(489)

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

3

TELEPHONICS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)
Six Months Ended March 31,
2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(496)
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	5,085
Deferred income taxes	—
Change in assets and liabilities, net of assets and liabilities acquired:
Decrease in accounts receivable and contract assets, net	13,854
Increase in inventories	(3,295)
Decrease in prepaid and other assets	149
Decrease in accounts payable, accrued liabilities, income taxes payable and operating lease liabilities	(3,208)

Net cash provided by operating activities	12,089

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(1,759)

Net cash used in investing activities	(1,759)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net parent investment	(12,512)
Bank overdraft	3

Net cash used in financing activities	(12,509)

Effect of exchange rate changes on cash and equivalents	(2)

NET DECREASE IN CASH AND EQUIVALENTS	(2,181)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	2,181

CASH AND EQUIVALENTS AT END OF PERIOD	$—

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

4

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

NOTE 1 – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

About Telephonics Corporation

Telephonics Corporation (the “Company”, “Telephonics”, “we” or “us”), founded in 1933, is recognized globally as a leading provider of highly sophisticated intelligence, surveillance and communications solutions for defense, aerospace and commercial customers. Telephonics designs, develops, manufactures and provides logistical support and lifecycle sustainment services to defense, aerospace and commercial customers worldwide. During the six months ended March 31, 2022, approximately 73% of sales were to the U.S. Government and agencies thereof, as a prime contractor or subcontractor, 22% to international customers and 5% to U.S. commercial customers. Telephonics is headquartered in Farmingdale, New York and currently has approximately 700 employees.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information, and the instructions Article 10 of Regulation S-X. Accordingly, these financial statements do not include all the information and footnotes required by US GAAP for complete financial statements. As such, they should be read together with Telephonics’ Consolidated Financial Statements for the year ended September 30, 2021, which provides a more complete explanation of Telephonics’ accounting policies, financial position, operating results, business, and other matters. In the opinion of management, these financial statements reflect all adjustments considered necessary for a fair statement of interim results.

As of March 31, 2022, Telephonics was an indirect, wholly-owned subsidiary of Griffon Corporation (the “Parent Corporation” or “Griffon”). Telephonics has historically operated as a reportable segment of Griffon and not as a stand-alone entity. These financial statements present the carve-out condensed historical financial position, results of operations, and cash flows of Telephonics as if it had operated on a stand-alone basis subject to Griffon’s control and includes all accounts of Telephonics and its subsidiaries on a consolidated basis. Intercompany transactions, profits and balances among Telephonics and its subsidiaries have been eliminated.

Background

All intercompany balances and contributions between the Company and the Parent Corporation are shown in Equity on the balance sheet as Net Parent Investment in the Company. Changes in the cumulative balance are included in Net Parent Investment in the financing activities section of the statements of cash flows.

Telephonics participates in Griffon’s centralized cash management and financing programs. As such, cash receipts are transferred to centralized accounts and maintained by Griffon. As cash is disbursed and received by Griffon, it is accounted for by the Company through its Net Parent Investment. All short- and long-term debt financed by Griffon identifies Griffon as the legal obligor. Through the normal course of business Griffon has pledged its subsidiaries assets, including the Company’s, to secure its financing. None of the debt is specific to the Company and upon separation of the Company from Griffon, the Company’s assets will be released. Once separation has occurred the Company’s assets will not secure any of Griffon’s debt nor will Griffon guarantee any of the Company’s future debt obligations as a standalone company.

5

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. These estimates may be adjusted due to changes in economic, industry or customer financial conditions, as well as changes in technology or demand. Significant estimates include expected loss allowances for doubtful accounts receivable and returns, net realizable value of inventories, restructuring reserves, valuation of goodwill and intangible assets, sales, profits and loss recognition for performance obligations satisfied over time, useful lives associated with depreciation and amortization of intangible and fixed assets, warranty reserves, income taxes and tax valuation reserves, legal reserves, and insurance reserves. These estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from these estimates.

NOTE 2 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term nature of such instruments.

The fair value hierarchy, as outlined in the applicable accounting guidance, establishes a fair value hierarchy that requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. The accounting guidance establishes three levels of inputs that may be used to measure fair value, as follows:

•	Level 1 inputs are measured and recorded at fair value based upon quoted prices in active markets for identical assets.

•

Level 2 inputs include inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of assets or liabilities.

•	Level 3 inputs are unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

NOTE 3 – REVENUE

The Company recognizes revenue when performance obligations identified under the terms of contracts with its customers are satisfied. A performance obligation is a promise in a contract to transfer a distinct good or service, or a bundle of goods or services, to the customer, and is the unit of accounting. A contract with a customer is an agreement which both parties have approved, that creates enforceable rights and obligations, has commercial substance and with respect to which payment terms are identified and collectability is probable. Once the Company has entered into a contract or purchase order, it is evaluated to identify performance obligations. For each performance obligation, revenue is recognized when control of the promised products is transferred to the customer, or services are satisfied under the contract or purchase order, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services (the transaction price).

6

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when each performance obligation is satisfied. A majority of the Company’s contracts have a single performance obligation which represents, in most cases, the product being sold to the customer. To a lesser extent, some contracts include multiple performance obligations. These contracts require judgment in determining the number of performance obligations. For contracts with multiple performance obligations, judgment is required to determine whether performance obligations specified in these contacts are distinct and should be accounted for as separate revenue transactions for recognition purposes. In these types of contracts, the Company allocates the total transaction price to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation. The Company uses an observable price to determine the stand-alone selling price for separate performance obligations or a cost-plus margin approach when one is not available.

Approximately 73% of the Company’s performance obligations are recognized over time and relate to prime or subcontractors from contract awards with the U.S. Government, as well as foreign governments and other commercial customers. Revenue recognized over time are generally accounted for using an input measure to determine progress completed at the end of the period. We believe that cumulative costs incurred to date as a percentage of estimated total contract costs at completion (cost-to-cost method) is an appropriate measure of progress towards satisfaction of performance obligations recognized over time, as it most accurately depicts the progress of our work and transfer of control to our customers.

The Company earns a substantial portion of its revenue as either a prime contractor or subcontractor from contract awards with the U.S. Government, as well as foreign governments and other commercial customers to design, develop and manufacture highly sophisticated intelligence, surveillance and communications solutions. These contracts are typically long-term in nature, usually greater than one year, and do not include a material long-term financing component, either implicitly or explicitly. Revenue and profits from such contracts are recognized over time as work is performed because control of the work in process transfers continuously to the customer. For U.S. Government contracts, the continuous transfer of control to the customer is supported by contract clauses that provide for: (i) progress or performance-based payments or (ii) the unilateral right of the customer to terminate the contract for convenience, in which case the Company has the right to receive payment for costs incurred plus a reasonable profit for products and services that do not have alternative use to the Company. Foreign government and certain commercial contracts contain similar termination for convenience clauses, or we have a legally enforceable right to receive payment for costs incurred and a reasonable profit for product or services that do not have alternative use to us. Revenue and profits that include performance obligations satisfied over time are recorded at amounts equal to the ratio of actual cumulative costs incurred divided by total estimated costs at completion, multiplied by the total estimated contract revenue, less the cumulative revenue recognized in prior periods. The profit recorded on a contract using this method is equal to the current estimated total profit margin multiplied by the cumulative revenue recognized, less the amount of cumulative profit previously recorded for the contract in prior periods.

Under the terms of certain contracts with the U.S. Government and its prime or subcontractors, the Company is entitled to receive progress payments as costs are incurred or performance-based payments upon the achievement of predetermined performance milestones. Unliquidated progress or performance-based payments arise from fixed-price type contracts with the U.S. Government and its prime or subcontractors that contain progress or performance-based payment clauses and represent payments on invoices that have been collected in cash but have not yet been liquidated. Progress payment invoices are billed to the customer as contract costs are incurred at an amount generally equal to 80% of incurred costs. Performance based payments are billed to the customer upon the achievement of predetermined performance milestones at amounts not to exceed 90% of contract price. Unliquidated progress or performance-based payments are liquidated as deliveries or other contract performance milestones are completed, at an amount equal to a percentage of the contract sales price for the items delivered or work performed, based on a contractual liquidation rate. The portion of payments retained by the customer until final contract settlement is not considered a significant financing component because the intent is to protect the customer from failure to adequately complete some or all of the obligations under the contract. Payments received from customers in advance of revenue recognition are not considered a significant financing component because they are used to meet working capital demands that can be higher in the early stages of a contract.

7

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

Accounting for the sales and profits on performance obligations for which progress is measured using the cost-to-cost method relies on the substantial use of estimates and these projections may be revised throughout the life of a contract. Components that are estimated include gross profit margin and total costs at completion. The cost performance and estimates to complete long-term contracts are reviewed, at a minimum, on a quarterly basis, as well as when information becomes available that would necessitate a review of the current estimate. Adjustments to estimates for a contract’s estimated costs at completion and estimated profit or loss are often required as experience is gained, more information is obtained (even though the scope of work required under the contract may or may not change) and contract modifications occur. The impact of such adjustments to estimates is made on a cumulative basis in the period when such information has become known. For the six months ended March 31, 2022, income from operations included net unfavorable catch up adjustments approximating $509.

Under fixed-price contracts, the Company agrees to perform the specified work for a pre-determined price. To the extent actual costs vary from the estimates upon which the price was negotiated, more or less profit will be generated, or a loss could be incurred.

Cost-reimbursable type contracts provide for the payment of allowable costs incurred on the contract plus the estimated profit on those costs. The Company provides products and services under cost-plus-fixed-fee arrangements.

For contracts in which anticipated total costs exceed the total expected revenue, an estimated loss is recognized in the period when identifiable. A provision for the entire amount of the estimated loss is recorded on a cumulative basis, and is recorded as a reduction to gross margin on the Consolidated Statements of Operations and Comprehensive Income (Loss). Telephonics increased the estimated loss during the six months ended March 31, 2022 by $2,240 primarily related to an unfavorable Long-Term Pricing Agreement for RDR -1600 weather radar systems, and unfavorable performance for communications systems on the KC-46 Tanker contract.

Contract modifications routinely occur to account for changes in contract specifications or requirements. Depending on the nature of the modification, we consider whether to account for the modification as an adjustment to the existing contract or as a separate contract. Contract modifications for goods or services that are not distinct are accounted for as part of the existing contract on a cumulative catch-up basis.

Revenue from performance obligations satisfied at a point in time are typically for goods that can be readily sold to other customers based on their nature and are recognized when the customer obtains control, which is generally upon delivery or acceptance.

8

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

Disaggregation of Revenue

A significant customer of the Company is the U.S. Government and its agencies and subcontractors, including Lockheed Martin and Boeing, and together account for approximately 73% of revenue. Revenue from contracts with customers is disaggregated by end markets and geographic location, as it more accurately depicts the nature and amount of the Company’s revenue. The following tables presents revenue disaggregated by end market and geographic location based on the location of the Company’s customer:

Revenue by End Market	For the Six Months Ended March 31,
2022
U.S. Government	$80,927
International	24,389
Commercial	4,950

Total	$110,266

Revenue by Geographic Area - Destination	For the Six Months Ended March 31,
2022
United States	$60,561
Asia	33,040
Europe	11,762
Canada	3,399
Australia	1,163
All other countries	341

Total	$110,266

Transaction Price Allocated to the Remaining Performance Obligations

On March 31, 2022, we had $320,400 of remaining performance obligations, which is also referred to as total backlog. The Company expects to recognize approximately 70% of our remaining performance obligations as revenue within one year, with the balance to be completed thereafter.

Backlog is defined as unfilled firm orders for products and services for which funding has been both authorized and appropriated by the customer or U.S. Congress, in the case of U.S. Government agencies. Backlog generally increases with bookings and converts into revenue as costs are incurred related to contractual commitments or the shipment of product. Given the nature of our business and a larger dependency on international customers, our bookings, and therefore the Company’s backlog, is impacted by the longer maturation cycles resulting in delays in the timing and amounts of such awards, which are subject to numerous factors, including fiscal constraints placed on customer budgets; political uncertainty; the timing of customer negotiations; and the timing of governmental approvals.

9

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

NOTE 4 – CONTRACT ASSETS

As of March 31, 2022, contract assets of $46,869 which include unbilled contract receivables are net of unliquidated progress or performance-based payments of $14,582. Impairment losses related to contract assets were not material for the six months ended March 31, 2022.

NOTE 5 – INVENTORIES

Inventories consists of the following components:

At March 31, 2022
Raw materials and supplies	$32,103
Work in process	51,383

Total	$83,486

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

The following table details the components of property, plant and equipment, net:

At March 31, 2022
Land, building and building improvements	$1,920
Machinery and equipment	103,197
Leasehold improvements	17,206

122,323
Accumulated depreciation and amortization	(80,043)

Total	$42,280

For the six months ended March 31, 2022, Depreciation expense for property, plant and equipment was $5,033 of which $340 was included in SG&A expenses. The remaining components of depreciation, attributable to manufacturing, engineering and operations, are included in Cost of goods and services.

10

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

NOTE 7 – CREDIT LOSSES

Effective October 1, 2020, the Company adopted accounting guidance related to accounting for credit losses on financial instruments, including trade receivables (ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments). The guidance requires companies to consider forward-looking information to estimate expected credit losses, resulting in earlier recognition of losses for receivables that are current or not yet due, which were not considered under the previous accounting guidance.

The Company is exposed to credit losses primarily through sales of products and services. Trade receivables are recorded at their stated amount, less allowances for doubtful accounts. The Company’s expected loss allowance methodology for trade receivables is primarily based on the aging method of the accounts receivables balances and the financial condition of its customers. The allowances represent estimated uncollectible receivables associated with potential customer defaults on contractual obligations (usually due to customers’ potential insolvency). The allowance for doubtful accounts includes amounts for certain customers in which a risk of default has been specifically identified, as well as an amount for customer defaults, based on a formula, when it is determined the risk of some default is probable and estimable, but cannot yet be associated with specific customers. The provision related to the allowance for doubtful accounts is recorded in SG&A expenses.

The Company also considers current and expected future economic and market conditions, such as the COVID-19 pandemic, when determining any estimate of credit losses. Generally, estimates used to determine the allowance are based on assessment of anticipated payment and all other historical, current and future information that is reasonably available. All accounts receivable amounts are expected to be collected in less than one year.

The following table provides a roll-forward of the allowance for credit losses that is deducted from the amortized cost basis of accounts receivable to present the net amount expected to be collected:

Beginning Balance, September 30, 2021	$249
Amounts written off charged against the allowance	52

Ending Balance, March 31, 2022	$301

NOTE 8 – GOODWILL AND OTHER INTANGIBLES

At March 31, 2022, the carrying value of goodwill was $17,734. During the six months ended March 31, 2022, the following table provides the gross carrying value and accumulated amortization for each major class of intangible assets:

	At March 31, 2022
	Gross Carrying Amount	Accumulated Amortization	Average Life (Years)
Technology and patents	6,022	5,943	13

Amortization expense for intangible assets was $52 for the six months ended March 31, 2022. Amortization expense for the remainder of the fiscal year and thereafter, based on current intangible balances and classifications, is estimated as follows: 2022 - $53; thereafter - $26.

The Company determined that there was no impairment to either its goodwill or indefinite-lived intangible assets at March 31, 2022.

11

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

NOTE 9 – ACCRUED LIABILITIES

The following table details the components of accrued liabilities:

At March 31, 2022
Compensation	$3,345
Warranties and rebates	3,572
Insurance	1,514
Payroll taxes	4,613
Other	3,183

Total	$16,227

NOTE 10 – INCOME TAXES

The Company uses an estimated annual effective rate based on expected annual income to determine the interim provision for income taxes for the six month period ended March 31, 2022 (unaudited). The effective income tax rate includes the estimated domestic state effective income tax rate. The effective income tax rate is also impacted by various permanent items, net of any related valuation allowances, and can vary based on changes in estimated annual income. Discrete items are recorded in the quarter in which they occur.

Income taxes as presented are calculated on a separate tax return basis although the Company’s U.S. operations have historically been included in the Parent’s federal and certain state income tax returns. The Company’s non-U.S. income tax filings have historically been filed on a stand-alone basis.

Income taxes are accounted for under the liability method. Deferred taxes reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts. The carrying value of the Company’s deferred tax assets is dependent upon the Company’s ability to generate sufficient future taxable income in certain tax jurisdictions. Should the Company determine that it is more likely than not that some portion of the deferred tax assets will not be realized, a valuation allowance against the deferred tax assets would be established in the period such determination was made.

The accounting for uncertainty in income taxes requires a more-likely-than-not threshold for financial statement recognition of tax positions taken or expected to be taken in a tax return. The Company records, as needed, a liability for the difference between the benefit recognized for financial statement purposes and the tax position taken or expected to be taken on our tax return. To the extent that the assessment of such tax positions changes, the change in estimate is recorded in the period in which the determination is made. At March 31, 2022, the Company believes it has appropriately accounted for all unrecognized tax benefits. As of March 31, 2022, the Company has recorded no unrecognized tax benefits.

During the six months ended March 31, 2022, the Company recognized a tax benefit of $124 on a loss before taxes of $620, The six month period ended March 31, 2022 included no discrete and other tax benefits. The effective tax rate for the six months ended March 31, 2022 was a benefit of 19.9%.

12

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

NOTE 11 – EMPLOYEE BENEFIT PLANS

The Company offers defined contribution plans to its union and non-union U.S. employees. In addition to employee contributions to the plans, the Company makes contributions based upon various percentages of compensation and/or employee contributions, which were $916 for the six months ended March 31, 2022.

The Company offers a non qualified Supplemental Executive Retirement Plan (“SERP”) for a certain select group of management and highly compensated individuals that provides for Company elective contributions and employee deferral of base salary and annual performance bonus. A plan participant is 100% vested in their respective accounts. At March 31, 2022, the Plan obligations and assets were $1,902. Upon a change in control, as defined, the plan assets shall be distributed.

NOTE 12 – RECENT ACCOUNTING PRONOUNCEMENTS

Newly issued but not yet effective accounting pronouncements

In October 2021, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2021-08, Business Combinations (Topic 805); Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This new guidance affects all entities that enter into a business combination within the scope of ASC 805-10. Under this new guidance, the acquirer should determine what contract assets and/or liabilities it would have recorded under ASC 606 (Revenue Guidance) as of the acquisition date, as if the acquirer had entered into the original contract at the same date and on the same terms as the acquirer. Under current U.S. GAAP, contract assets and contract liabilities acquired in a business combination are recorded by the acquirer at fair value. This update is effective for the Company beginning in fiscal 2023. Early adoption is permitted. The Company is currently evaluating the effects that the adoption of this guidance will have on our consolidated financial statements and related disclosures.

New Accounting Standards Implemented

In December 2019, the FASB issued guidance on simplifying the accounting for income taxes by clarifying and amending existing guidance related to the recognition of franchise tax, the evaluation of a step up in the tax basis of goodwill, and the effects of enacted changes in tax laws or rates in the effective tax rate computation, among other clarifications. The effective date for adoption of this ASU is our fiscal year beginning October 1, 2021 with early adoption permitted. Adoption of this standard did not have a material impact on our consolidated financial statements and the related disclosures.

In April 2019, the FASB issued guidance relating to accounting for credit losses on financial instruments, including trade receivables, and derivatives and hedging. This guidance was effective for the Company beginning in fiscal 2021. Adoption of this standard did not have a material impact on our consolidated financial statements and the related disclosures.

In August 2018, the FASB issued guidance which modifies the disclosures on fair value measurements by removing the requirement to disclose the amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy and the policy for timing of such transfers. This guidance expands the disclosure requirements for Level 3 fair value measurements, primarily focused on changes in unrealized gains and losses included in other comprehensive income (loss). This guidance was effective for the Company beginning in fiscal 2021. Adoption of this standard did not have a material impact on our consolidated financial statements and the related disclosures.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements, and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

13

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

NOTE 13 – WARRANTY LIABILITY

Telephonics offers warranties against product defects for periods generally ranging from one to two years, depending on the specific product and terms of the customer purchase agreement. Typical warranties require the Company to repair or replace the defective products during the warranty period at no cost to the customer. At the time revenue is recognized, the Company records a liability for warranty costs, estimated based on historical experience, and periodically assesses its warranty obligations and adjusts the liability as necessary.

Changes in the Company’s warranty liability, included in Accrued liabilities, were as follows:

For the Year Ended September 30,
2022
Balance, beginning of period	$3,834
Warranties issued and changes in estimated pre-existing warranties	1,635
Actual warranty costs incurred	(1,897)

Balance, end of period	$3,572

NOTE 14 — LEASES

The Company recognizes right-of-use (“ROU”) assets and lease liabilities on the balance sheet, with the exception of leases with a term of twelve months or less. The Company determines if an arrangement is a lease at inception. The ROU assets and short and long-term liabilities associated with our Operating leases are shown as separate line items on our Consolidated Balance Sheets. The Company has no finance leases. ROU assets, along with any other related long-lived assets, are periodically evaluated for impairment.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. We use the implicit rate when readily determinable. Our determination of the lease term may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

14

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

For operating leases, fixed lease payments are recognized as operating lease cost on a straight-line basis over the lease term. For finance leases and impaired operating leases, the ROU asset is depreciated on a straight-line basis over the remaining lease term, along with recognition of interest expense associated with accretion of the lease liability. For leases with a lease term of 12 months or less (a “Short-term” lease), any fixed lease payments are recognized on a straight-line basis over such term, and are not recognized on the Consolidated Balance Sheets. Variable lease costs, if any, are recognized as incurred. The Company has lease agreements that contain both lease and non-lease components.    Components of operating lease costs are as follows:

For the Six Months Ended March 31,
2022
Fixed (a)	$948
Variable (b), (c)	245
Short-term (c)	114

Total	$1,307

(a)	Includes $1,848 of rent expense paid to the Parent.
(b)	Primarily relates to volume and usage.
(c)	Not recorded on the balance sheet.

15

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

Supplemental cash flow information were as follows:

For the Six Months Ended March 31,
2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$186

Supplemental Consolidated Balance Sheet information related to leases were as follows:

At March 31,
2022
Right-of-use assets	$993

Lease Liabilities:
Current portion of operating lease liabilities	$223
Long-term operating lease liabilities	766

Total operating lease liabilities	$989

The aggregate future maturities of lease payments for operating leases as of March 31, 2022 are as follows (in thousands):

Operating Leases
2022	$142
2023	233
2024	140
2025	137
2026	137
Thereafter	399

Total lease payments	1,188
Less: Imputed Interest	(199)

Present value of lease liabilities	$989

Average lease terms and discount rates for operating leases at March 31, 2022 were as follows:

Weighted-average remaining lease term (years)	8.03
Weighted-average discount rate	4.38%

NOTE 15 — COMMITMENTS AND CONTINGENCIES

U.S. Government investigations and claims

Defense contracts and subcontracts are subject to audit and review by various agencies and instrumentalities of the United States government, including among others, the Defense Contract Audit Agency, the Defense Criminal Investigative Service, and the Department of Justice which has responsibility for asserting claims on behalf of the U.S. Government.

16

TELEPHONICS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(Unless otherwise indicated, references to years or year-end refer to the Company’s fiscal period ended September 30)

In general, departments and agencies of the U.S. Government have the authority to investigate various transactions and operations of the Company and its Parent corporation, and the results of such investigations may lead to administrative, civil or criminal proceedings, the ultimate outcome of which could be fines, penalties, repayments or compensatory or treble damages. U.S. Government regulations provide that certain findings against a contractor may lead to suspension or debarment from future U.S. Government contracts or the loss of export privileges for a company or an operating division or subdivision. Suspension or debarment could have a material adverse effect on Telephonics because of its reliance on government contracts.

General legal

The Company is subject to various laws and regulations relating to the protection of the environment and is a party to legal proceedings arising in the ordinary course of business. Management believes, based on facts presently known to it, that the resolution of the matters above and such other matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 16 — RELATED PARTIES

(a)	The Company has a Management Services Agreement with its Parent Corporation, management fees were $1,695 for the six months ended March 31, 2022.

(b)

The Company has a tax sharing arrangement with its Parent Corporation that provides for reimbursement of income taxes paid by the Parent Corporation. Income taxes reimbursed from the Parent Corporation under this arrangement were $120 for the six months ended March 31, 2022.

(c)

The Company reimburses its Parent Corporation for direct expenses paid or incurred on its behalf, including, among other things, insurance premiums and legal and accounting fees. Direct expenses were $3,293 for the six months ended March 31, 2022.

(d)	The Company rents space from the Parent at the Company’s headquarters in Farmingdale, New York. Rent expense for the six months ended March 31, 2022 was $924.

(e)

The Company has net intercompany balances and contributions from the Parent Corporation and Subsidiaries of the Parent Corporation in the amount of $(121,251) as of March 31, 2022. These amounts are shown in the equity section of the balance sheets as Net Parent Investment.

NOTE 17 — SUBSEQUENT EVENTS

On April 18, 2022, Griffon entered into a definitive agreement to sell Telephonics to TTM Technologies, Inc. for $330,000 in cash, and completed the sale on June 27, 2022.

The Company evaluated the financial statements for subsequent events through September 8, 2022, the date the financial statements were available to be issued. The Company is not aware of any other subsequent events that would require recognition and disclosure in the financial statements.

*****

17